Exhibit 10.2

FINAL

AMENDMENT

TO THE

NORTHWEST AIRLINES CORPORATION

KEY EMPLOYEE ANNUAL CASH INCENTIVE PROGRAM

(Effective as of April 14, 2008)

This AMENDMENT TO THE NORTHWEST AIRLINES CORPORATION KEY EMPLOYEE ANNUAL CASH INCENTIVE PROGRAM (the “Amendment”) is hereby adopted and approved by the Compensation Committee of the Board of Directors of Northwest Airlines Corporation as of the date set forth above.

WHEREAS, Northwest Airlines Corporation (the “Company”) currently maintains the Northwest Airlines Corporation Key Employee Annual Cash Incentive Program (the “KEACIP”);

WHEREAS, pursuant to its authority under Section 7(a) of the KEACIP, the Compensation Committee of the Board of Directors of Northwest Airlines Corporation desires to amend the KEACIP as follows:

1.                             Amendment of the KEACIP. Section 2 of the KEACIP is hereby amended by adding thereto the following definitions.

“Cause” means “Cause” as defined in a management compensation agreement between a Participant and the Company or a Participating Employer or, if not defined therein or if there is no such agreement, “Cause” shall mean the occurrence of any one or more of the following: (a) an act or acts of personal dishonesty by the Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company or a Participating Employer, (b) an act or acts of personal dishonesty by the Participant intended to cause substantial injury to the Company or a Participating Employer, (c) material breach (other than as a result of a Total and Permanent Disability) by the Participant of the Participant’s obligations under the terms and conditions of the Participant’s employment, which action was (i) undertaken without a reasonable belief that the action was in the best interests of the Company or a Participating Employer and (ii) not remedied within fifteen (15) days after receipt of written notice from the Company or a Participating Employer specifying the alleged breach, or (d) the conviction of the Participant of a felony.”

“Change of Control” means “Change of Control” as defined in Northwest Airlines Corporation 2007 Stock Incentive Plan, as of the date hereof.

“Good Reason” means “Good Reason” as defined in a management compensation agreement between a Participant and the Company or a Participating Employer or, if not defined therein or if there is no such agreement, “Good Reason” shall mean any one or more of the following: (i) a material reduction in a Participant’s base salary or target bonus below the level of the Participant’s base salary or target bonus immediately prior to the Change of Control or (ii) the relocation of the Participant’s principal place of employment by more than 50 miles (excluding travel requirements relating to the Participant’s duties), without the Participant’s consent; provided, however, that the foregoing events shall constitute Good Reason only if the Company fails to cure such event within thirty (30) days after receipt from the Participant of written notice of the event which constitutes Good Reason; and provided, further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date.

“Qualifying Termination” means a Participant’s termination of employment by the Company or a Participating Employer without Cause or a Participant’s resignation for Good Reason.

2.             Amendment of the KEACIP. Section 6 of the KEACIP is hereby amended by adding thereto the following.

“c).          Change of Control

Notwithstanding any provision herein to the contrary, in the event of a Change of Control (and subject to the Participant’s continued employment with the Company or a Participating Employer through the Payment Date (defined below)), for the performance period in which the Change of Control occurs, the Company shall pay each Participant, at the time the annual incentive compensation becomes payable to such Participant hereunder (the “Payment Date”), the greater of (i) the Participant’s Target Incentive Level established for the applicable period or (ii) the Participant’s actual incentive level achieved, based on the established performance measures for the applicable period.

d).           Termination of Employment Following a Change of Control

Notwithstanding any provision herein to the contrary (including Section 5(a) hereof), in the event that following a Change of Control (A) a Qualifying Termination occurs during the Program Year in which the Change of Control occurs, then the Company shall pay such Participant, as soon as practicable (but in no event later than ten (10) days) following Executive’s termination of employment, a lump sum amount equal to a pro rata share (based on days elapsed during the applicable year) of the Participant’s Target Incentive Level under the Program or any successor incentive compensation plans such Participant would otherwise have received with respect to the year (the “Pro-Rata Bonus”); provided, however, the Committee may, in its discretion, equitably increase (but not decrease) the Pro-Rata Bonus payment (taking into consideration, without limitation, the actual incentive level anticipated to be achieved, based on the established performance measures for the applicable period); or (B) a Qualifying Termination  occurs after a completion of the Program Year in which the Change of Control occurred but prior to a Payment Date for such Program Year, the Company shall pay such Participant on the normally scheduled Payment Date for such Program Year, a lump sum amount equal to the greater of (i) the Participant’s Target Incentive Level established for the applicable period or (ii) the Participant’s actual incentive level achieved, based on the established performance measures for the applicable period; provided, however, that such payments under (A) or (B) above shall not duplicate nor derogate any payments in respect of a partial or full year bonus under the Program in respect of the same periods under the terms of such Participant’s management compensation agreement or other agreement with the Company or a Participating Employer.”

3.             Amendment of the KEACIP. Section 6(a) of the KEACIP is hereby deleted in its entirety and replaced with the following.

“a)           Payment Date

After awards have been calculated for the Program Year and the calculations have been approved by the Committee or the President & CEO of Northwest Airlines, Participating Employers shall pay cash awards to eligible Participants; provided, however, that all payments in respect of such awards shall be made no later than two and one-half (2.5) months after the end of the Program Year to which the awards relate.”

4.             Amendment of the KEACIP. Section 7(a) of the KEACIP is hereby amended by adding thereto the following.

“Notwithstanding the foregoing, no such amendment or termination shall impair the rights of a Participant under Sections 6(c) or 6(d) hereof, without such Participant’s consent, further, after a Change of Control, the Company shall not terminate the Program during the Program Year in which the Change of Control occurs.”

5.             Amendment of the KEACIP. Section 7 of the KEACIP is hereby amended by adding thereto the following.

“f)           Adjustments Upon a Change of Control

In the event of a Change of Control, the Committee shall, in good faith, make any adjustment it reasonably determines to be equitable to the performance measures set forth in Section 4 of the Program to reflect any change to the business of the Company or a Participating Employer (or any successor to the Company or a Participating Employer) resulting from such Change of Control.

g)            Successors

The Program shall constitute a binding obligation to any successor to the Company, whether by purchase, merger, consolidation or otherwise, in the same manner and to the same extent that the Company would be obligated under the Program if no such succession had taken place.  In any agreement providing for the sale of all or substantially all of the Company’s assets, the Company shall cause the acquiring party to assume and agree to perform the Company’s obligations under the Program.”

6.                             General.  References to the “Program” contained in the KEACIP shall mean the “Program” as amended by this Amendment.  Except as herein provided, the KEACIP shall remain unchanged and in full force and effect.

Adopted by the Compensation Committee of the Board of Directors of Northwest Airlines Corporation on April 14, 2008.